Exhibit 10.37

This Agreement is entered into by and between Ingredion Argentina S.A., C.U.I.T. (Taxpayer’s Identification) No.                               , represented by Raul Norberto Bazan, as attorney-in-fact, having its place of business at Complejo Empresarial Urbana I, Cazadores de Coquimbo 2860 — Piso 1, Munro-Buenos Aires, Argentina, hereinafter referred to as the “Company”, and Julio dos Reis, holder of ID (National Identity Document) No. 11.735.088, of national of Argentina; born on 5/6/55, domiciled at Rondeau 1247, Beccar, Buenos Aires, Argentina, hereinafter referred to as “Mr. dos Reis”, hereinafter jointly referred to as the “Parties”.

Este acuerdo se celebra entre Ingredion Argentina S.A, C.U.I.T. N°                                   , representada en este acto por Raul Norberto Bazan, en su carácter de apoderado, con domicilio en Complejo Empresarial Urbana I, Cazadores de Coquimbo 2860 — Piso 1, Munro-Buenos Aires, Argentina, en adelante la “Compañía”, y Julio dos Reis, DNI 11.735.088, de nacionalidad Argentina, nacido el 5/6/55, con domicilio en Rondeau 1247, Beccar, Buenos Aires, Argentina, en adelante “el Señor dos Reis”, denominados conjuntamente en lo sucesivo las “Partes”.

Whereas:	Las partes manifiestan que:

(i)                                     Mr. dos Reis joined the Company on February 3, 1992 and currently renders services as Senior Vice President and President South America Ingredient Solutions.  As of August 30, 2013, the gross monthly basic salary of Mr. dos Reis is Pesos 229,019 (two hundred and twenty- nine thousand and nineteen pesos argentines.

(ii)                                  The Parties are bound by an employment contract entered into on July 7, 2010.

(iii) Notwithstanding the foregoing, the Parties hereto agree to terminate employment by mutual agreement as from December 31, 2013 (“Termination Date”), under the terms of Section 241 of the Employment Contract Law (“ECL”).

(i)                 El Señor dos Reis ingresó a trabajar a la Compañía el 3 de febrero 1992, desempeñándose a la fecha del presente como Vicepresidente Senior y Presidente de América del Sur Ingredient Solutions. Al 30 de Agosto de 2013, el sueldo bruto mensual del Señor dos Reis es de Pesos 229.019 (doscientos veintenueve mil diez y nueve pesos argentinos).

(ii)              Las Partes se encuentran vinculadas por un contrato de trabajo celebrado el 7 de julio 2010.

(iii)           Sin perjuicio de lo expuesto, las Partes resolvieron poner fin a la relación por voluntad concurrente de ambas, en los términos del art. 241 de la Ley de Contrato de Trabajo (“LCT”), a partir del 31 de diciembre 2013 (“Fecha de Desvinculación”).

The Parties agree:	Las Partes acuerdan que:

1)                                     The Parties declare the termination of the employment relationship as from the Termination Date as defined above, under the terms of Section 241 of ECL.

2)                                     The Company shall pay Mr. dos Reis all the accruals arising from this termination by mutual agreement, including the accrued salary of the month of termination, the accrued thirteenth mandatory salary (“SAC”) and the accrued and

1)                                     Las Partes declaran que el contrato de trabajo que las vincula quedará extinguido a la Fecha de Desvinculación, conforme a la definición que antecede, en los términos del art. 241 de la LCT.

2) Dentro del plazo legal a partir de la Fecha de Desvinculación, la Compañía abonará al Señor dos Reis los conceptos proporcionales derivados de su desvinculación por mutuo acuerdo, incluyendo el salario proporcional del mes de la desvinculación, unused vacations, within the statutory term as from the Termination Date. In a timely manner, Mr. dos Reis agrees to sign the corresponding copy of the final pay slip, which shall specify in detail the items and amounts to be paid and withheld as a consequence of the payment stated herein.

The Company shall additionally make monthly payments to the appropriate insurance carrier to continue Mr. dos Reis’ medical insurance coverage for himself and his currently covered dependents pursuant to the medical insurance plans in effect at Ingredion Argentina, until such time as Mr. dos Reis reaches the age of 65.  Nothing herein shall limit the Company’s ability to change or amend its medical insurance, and Mr. dos Reis’ and his dependents’ coverage shall be subject to the terms and conditions of the medical insurance in effect, including any requirements for eligibility.  In no event will the coverage provided be less than the coverage provided to active Director level employees of Ingredion Argentina (defined as the general manager and his or her direct reports).

Mr. dos Reis’ shall maintain all his Pension Plan rights and benefits as governed under the Company Pension Plan and all other employee benefit plans and programs in which he is participating immediately prior to the Termination Date in accordance with the terms and conditions of those plans and programs.

3)                                     Additionally, the Company shall also pay the Mr dos Reis the sum of US$ 923,300 (nine hundred, twenty-three thousand, three hundred U.S. dollars) as a “Special Termination Bonus”. Within five (5) business days subsequent to the Termination Date, Mr. dos Reis shall provide the Company with a US bank account number and details at which the sum of this Special Termination Bonus shall be deposited.  This Special Termination Bonus has been negotiated in consideration of the amicable way in which the parties agreed to terminate their employment relationship, the payment of the Special Termination Bonus implies the total and final cancellation of any and all contentious credits or credits subject to litigation that have not been barred by limitation arising out of the employment relationship or its termination.

el SAC proporcional y las vacaciones proporcionales acumulados y no utilizados hasta la Fecha de Desvinculacion. Oportunamente, el Señor dos Reis se compromete a suscribir el duplicado correspondiente del recibo de esta liquidación final, que especificará los conceptos y montos a ser abonados y retenidos como consecuencia de su pago.

Asimismo y hasta que el Señor dos Reis cumpla 65 años de edad, la Compañía efectuarà los pagos mensuales que correspondan a la empresa prestadora de servicios de salud a fin que el Señor dos Reis continue con la cobertura médica que recibe él y sus depedientes que a la fecha se encuentran cubiertos de conformidad con cobertura médica provista a través de la Compañía. Nada de lo que esté previsto en este acuerdo limitará o impedirá a la facultad de la Compañía a cambiar o modificar la cobertura médica que mantiene para todos sus empleados; y en su caso, el Señor dos Reis y sus dependientes cubiertos estarán sujetos a las nuevas condiciones de la cobertura médica, incluyendo requerimientos de elegiblidad.  En ningún caso, la cobertura médica a proporcionar al Sr. dos Reis será inferior a la cobertura proporcionada a los empleados activos de nivel de Director de Ingredion Argentina (definido como el Gerente general y sus subordinados directos). El Sr. Dos Reis mantendrán todos sus derechos del Plan de Pensiones y los beneficios que se rige bajo el Plan de Pensiones de la Compañía y todos los demás planes de beneficios para empleados y programas en los que está participando inmediatamente anteriores a la Fecha de Desvinculación de acuerdo con los términos y condiciones de dichos planes y programas.

3)  Adicionalmente, la Compañía abonará al Señor dos Reis la suma US$ 923,300 (novecientos veintres mil trescientos dólares estadounidenses) en concepto de “Pago Especial por Egreso”.  Dentro de los cinco (5) días hábiles posteriores a la Fecha de Terminación, el Señor dos Reis proporcionará a la Compañía los datos de la cuenta bancaria en los Estados Unidos de América en los cuales se depositará el Pago Especial por Egreso. Este Pago Especial por Egreso ha sido negociado teniendo en cuenta el modo amigable en el que las partes han decidido extinguir el vínculo, en la inteligencia que el Pago Especial por Egreso implica la cancelación total y definitiva de cualquier y todo crédito litigioso no prescripto, con motivo de la relación

4)                                     The Special Termination Bonus shall be, in any case, considered as an advance or offsetting payment under the terms of Section 260 of the ECL, in connection with any outstanding and accrued valid credit that the Mr. dos Reis may have related to the employment relationship or its termination. The potential rights that have been specially considered at the time of negotiating and agreeing upon the Special Termination Bonus include, among others, any and all items of a labor or social security nature, salaries and compensation including, but not being limited to, those deriving from the pertinent Collective Bargaining Agreement, union categorization, employee’s rank or category, compensation under Sections 232, 245, 178, 182, and 212 of ECL, compensation related to improper registration, under the Traveling Salesmen Law 14,546, under Union laws, under Workers’ Compensation laws, and/or damages under civil law, section 1078, 1109, 1113 of the Civil Code, including those damages that may be based on the provisions of section 75 of the ECL, or those attributable to any labor credit adjustment or interest sought by the employee on account of his labor relationship with the Company.

5)                                     On Termination Date, Mr. dos Reis shall return to Company all Company’s belongings which includes but is not limited to corporate I.D. cards, computers, computer programs, cell phones, corporate credit cards.

6)                                     The Company shall deliver to Mr. dos Reis within the statutory term as from the Termination Date: (i) the work certificate (Section 80 of the ECL); (ii) the salaries and services certificate (ANSES Form PS 6.2); and (iii) the receipt evidencing the withholding of the Income Tax (649 AFIP Form) for the pertinent fiscal year. To this end, Mr. dos Reis hereby undertakes the obligation to attend the Company’s premises within the term of thirty (30) days following the Termination Date to be handed over the documents outlined from (i) through (iii) above, or otherwise to expressly request to the Company delivery via reputable overnight courier to the location Mr. dos Reis habida y/o de la disolución de la misma.

4)                                     Este Pago Especial por Egreso será a todo evento considerado pago a cuenta y/o compensable en los términos que contempla el art. 260 de la LCT a valores constantes, frente a cualquier reclamación que pudiere efectuar el Señor dos Reis, respecto de créditos firmes originados en el cumplimiento y/o extinción del contrato de trabajo. Entre los potenciales derechos que han sido especialmente considerados al momento de negociar y acordar el Pago Especial por Egreso se incluye a todo rubro o concepto de naturaleza laboral o previsional, salarial o indemnizatoria, incluyendo pero no limitándose a los derivados del encuadramiento convencional, categoría laboral, indemnizaciones de los arts. 245, 232, 178 y 182, y 212 de la Ley de Contrato de Trabajo, indemnizaciones vinculadas con un defectuoso registro, indemnización de la Ley 14.546, de la Ley 23.551, o reclamos indemnizatorios fundados en una eventual incapacidad que invoque con sustento en la Ley 24.557 y/o los daños y perjuicios o daño moral, fundados en las normas del derecho común, arts. 1078, 1109, 1113 C. Civil, s.s. y c.c., inclusive los daños que pudieren fundarse en el art. 75 LCT, o como imputables también a cualquier actualización o intereses de crédito laboral alguno que pretenda, emergente de su relación con la Compañía,

5) En la Fecha de Terminación, el Señor dos Reis devolverá a la Compañía todas las pertenencias de la Compañía que obren en su poder que se incluye pero no se limita a tarjetas de identificación profesional, computadoras, programas de computación, teléfonos celulares, tarjetas de crédito corporativas.

6) La Compañía entregará al Señor dos Reis dentro del plazo legal a partir de la Fecha de Desvinculación: (i) el certificado de trabajo (art. 80 de la LCT); (ii) la certificación de servicios y remuneraciones (Form ANSES PS 6.2); y (iii) la constancia de retención de impuesto a las ganancias (Form AFIP 649) por el ejercicio fiscal pertinente. A tal fin, el Señor dos Reis asume por el presente la obligación de concurrir a las oficinas de la Compañía dentro de los treinta (30) días siguientes a la Fecha de Desvinculación para la entrega de los documentos indicados precedentemente en los puntos (i) a (iii), o de lo contrario a requerir expresamente a la Compañía el envío a través de may indicate to the Company in her request. All certificates shall be issued based on the current Company’s payroll records.

7)                                     Mr. dos Reis hereby agrees to keep strictly confidential and in secret all the information that was made available to him as a result of the labor relationship, and not to disclose and/or use it for any other purpose, pursuant to the provisions of the “Ley de Confidencialidad” (Confidentiality Law No. 24,766), unless it shall be so requested by the competent Judge. Mr. dos Reis shall be held liable for all damages caused in case of breach of said duty.

8)                                     Consistent with statements made in paragraph 4 above; Mr. dos Reis declares that as of this date there are neither labor obligations nor any other kind of obligations outstanding and that he has no claims, the fulfillment of which could be urged from the Company, its parent or related companies as well as from its shareholders, representatives, directors, officers and employees. Mr. dos Reis declares that neither the Company nor its related companies owe Mr. dos Reis any amount to the date hereof for any reason whatsoever. Consequently, upon termination of Mr. dos Reis’s employment, Mr. dos Reis, except for the Special Termination Bonus referred to in paragraph 3 above, shall have nothing further to claim from neither the Company nor any of its related companies for any reason deriving from the terminated labor relationship or for any other reason whatsoever.

9) The parties hereby declare that this agreement settles all their rights and interests, and that this agreement shall be binding and shall have res judicata effects (i.e., shall be final, conclusive and irrevocable), and sign at the bottom hereof as servicio de mensajería acreditado con entrega en 24 horas, a la dirección que el Señor dos Reis pueda indicar a la Compañía en su requerimiento. Todos los certificados serán confeccionados de acuerdo a la información obrante en los registros de la Compañía.

7) El Señor dos Reis se obliga a guardar la mayor reserva, secreto y confidencialidad sobre las informaciones a las que haya tenido acceso con motivo de su relación de trabajo con la Compañía, y a no divulgar y/o utilizar las mismas, de conformidad con lo establecido en la Ley de Confidencialidad (Ley Nº 24.766), salvo solicitud de Juez competente. El incumplimiento de estas obligaciones hará responsable al Señor dos Reis de los daños y perjuicios ocasionados.

8) Consistentemente con lo expresado en el punto 4 mas arriba, el Señor dos Reis declara que a la fecha no existen obligaciones laborales o de cualquier otra índole exigibles a la Compañía o a su controlante o empresas relacionadas o vinculadas, accionistas, representantes, directores, funcionarios y empleados. En consecuencia, el Señor dos Reis manifiesta que ni la Compañía ni sus empresas relacionadas le adeudan suma alguna a la fecha por causa alguna. Por lo tanto, operada la extinción del contrato de trabajo, a excepción del Pago Especial por Egreso, el Señor dos Reis nada tendrá que reclamar a la Compañía ni a sus empresas relacionadas, por concepto alguno, derivado de la relación habida y/o de su extinción o cualquier otro concepto.

9) Las Partes reconocen al presente acuerdo el valor de cosa juzgada con carácter irrevocable, y entienden que mediante este acuerdo han logrado una justa composición de sus derechos e intereses.

prove of their declarations.	En consecuencia, las Partes firman de conformidad al pie del presente.

/s/Julio dos Reis
Employee	/s/Julio dos Reis
Empleado
Julio dos Reis	Julio dos Reis
No. 11.735.088	No. 11.735.088

/s/Raul Norberto Bazan	/s/Raul Norberto Bazan
INGREDION	INGREDION
ARGENTINA S.A.	ARGENTINA S.A
Raul Norberto Bazan	Raul Norberto Bazan
Director RR.HH y	Director RR.HH y
Asuntos Legales	Asuntos Legales